                                                                    Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the use in the Prospectus constituting part of the Registration Statement on Form S-4 of Key Components, LLC and Key Components Finance Corp. of our report dated July 9, 1997 relating to the financial statements of RAD Lock, Inc., which appears in such Prospectus.

We also consent to the reference made to us under the heading "Experts" in such Prospectus.

                                 /s/ Greenberg, Rosenblatt, Kull & Bitsoli, P.C. GREENBERG, ROSENBLATT, KULL & BITSOLI, P.C.

Worcester, Massachusetts
July 6, 1998